Exhibit 10.5

EXECUTION COPY

MFI HOLDING CORPORATION EQUITY INCENTIVE PLAN

1. Purpose; Definitions. The purposes of the MFI Holding Corporation Equity Incentive Plan (the “Plan”) are to: (a) assist MFI Holding Corporation, a Delaware corporation (the “Company”), and its affiliated companies in recruiting and retaining employees, directors and consultants; (b) provide employees, directors and consultants with an incentive for productivity; and (c) provide employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

“Affiliate” means, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity.

“Award” means a grant of Options, Restricted Shares or Restricted Share Units pursuant to the provisions of this Plan.

“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Cause” means (a) if the Participant is at the time of termination of Employment a party to an employment, severance or retention agreement that defines such term, the meaning given therein and (b) in all other cases, (i) the Participant’s continued willful failure or refusal to perform his or her duties to the Company or its Subsidiaries (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to Participant of such failure; (ii) the Participant’s indictment, conviction of, pleading guilty to, or confession of any crime or offense involving money or other property (other than de minimis property) of the Company or its Subsidiaries or which constitutes a felony in the jurisdiction involved; (iii) any attempt by the Participant to secure any personal monetary profit in connection with the business of the Company or any of its Subsidiaries (other than through Participant’s compensation and ownership of equity of the Company); (iv) the Participant’s engagement in a fraudulent act resulting in material damage to the Company or its Subsidiaries; (v) the Participant’s indictment, conviction of or pleading guilty to, the use of illegal drugs; or (vi) the entry of an order of a court that remains in effect and is not discharged for a period of at least sixty (60) days, which enjoins or otherwise limits or restricts the performance by the Participant of his or her duties to the Company or its Subsidiaries, relating to any contract, agreement, or commitment made by or applicable to the Participant in favor of any former employer.

“Change in Control” means, in a single transaction or series of related transactions, the occurrence of any of the following events: (i) a majority of the outstanding voting power represented by the then outstanding common stock or other equity securities of the Company shall have been acquired or otherwise become beneficially owned, directly or indirectly, by any Person or Persons acting as a “group” within the meaning of the Exchange Act (other than any member of the Existing Owner Group), other than by reason of any underwritten public offering of the common stock of the Company, (ii) the sale, transfer, assignment or other disposition (including by merger, share purchase, recapitalization, redemption, reorganization, consolidation or otherwise, but excluding an underwritten public offering of the common stock of the Company) by stockholders of the Company of more than fifty percent (50%) of the voting power represented by the then outstanding common stock or other equity securities of the Company, or (iii) the sale of substantially all the assets of the Company and its Subsidiaries on a consolidated basis, in each case to one or more Persons (other than to any Person who is a member of the Existing Owner Group). Notwithstanding the foregoing, a transaction will not constitute a “Change in Control” if, following the transaction, the Company will be beneficially owned directly or indirectly in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto.

“Committee” means the Compensation Committee of the Board, unless otherwise specified by the Board, in which event the Committee shall be as specified by the Board, which Committee shall administer the Plan and perform the functions set forth herein. If there is no Compensation Committee and the Board does not specify otherwise, or if the Board so elects, the Committee shall mean the Board.

“Common Stock” means voting common stock, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Director” means a member of the Board.

“Disability” means (a) if the Participant is at the time of termination of Employment a party to an employment, severance or retention agreement that defines such term, the meaning given therein, and (b) in all other cases, the inability of the Participant, due to illness, accident or any other physical or mental incapacity, substantially to perform his or her duties for a period of two (2) consecutive months or for a total of three (3) months (whether or not consecutive) in any twelve (12) month period, as reasonably determined by the Company or its Subsidiaries in good faith.

“Disqualifying Disposition” shall have the meaning set forth in Section 5(e).

“Employment” means (a) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries, (b) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Subsidiaries and

(c) a Participant’s services as a non-employee Director, if the Participant is a non-employee member of the Board or of the board of directors or similar governing body of any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Owner Group” means GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P., Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Thomas H. Lee Investors Limited Partnership, Great-West Investors L.P., Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC, 1997 Thomas H. Lee Nominee Trust and any Affiliate of the foregoing.

“Fair Market Value” means, as of any date: (a) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the value of such Shares on that date, as determined by the Committee in good faith; or (b) if the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices. Notwithstanding anything herein to the contrary, in no event shall Fair Market Value be less than the amount required to avoid an Option being deemed deferred compensation pursuant to Section 409A of the Code.

“GS Entities” means GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG and any Affiliate of the foregoing.

“Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Liquidity Event” means, the occurrence of any of the following events (x) the Existing Owner Group beneficially owns no equity securities of the Company or its Subsidiaries or (y) the Existing Owner Group beneficially owns equity securities of the Company or its Subsidiaries, but the Existing Owner Group has achieved at least the applicable Return on Initial Investment set forth in an Award Agreement; it being understood that for this purpose equity securities includes securities which are publicly traded.

“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

“Option” means any option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5 hereof.

“Participant” means an employee, consultant or Director of the Company or any of its Affiliates to whom an Award is granted.

“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

“Restricted Shares” means Shares that are subject to restrictions pursuant to Section 6(a) hereof.

“Restricted Share Units” means an Award granted pursuant to Section 6(b) hereof.

“Restriction Period” shall have the meaning set forth in Section 6(a)(ii)(A).

“Shares” means shares of Common Stock.

“Stockholders’ Agreement” means the Stockholders Agreement by and among the Existing Owner Group and the other signatories thereto, dated as of June 29, 2010, as the same may be amended, supplemented (including by a successor stockholder agreement) or otherwise modified from time to time in accordance with the terms thereof.

“Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

“Ten Percent Owner” shall have the meaning set forth in Section 5(a).

2. Administration.

(a) The Plan will be administered by the Committee. The Committee will have full authority to grant Awards under this Plan. In particular, the Committee will have the authority:

(i) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(ii) to determine the type of Award to be granted to any person hereunder;

(iii) to determine the number of Shares, if any, to be covered by each such Award, and to make Awards;

(iv) to establish the terms and conditions of each Award Agreement (which need not be identical); and

(v) to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d).

(b) The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); to amend the terms of any Award Agreement; and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. In the exercise of its discretion, the Committee is under no obligation to make uniform determinations and/or interpretations as to any issue relating to any Participant or group of Participants (whether or not such Participants are similarly situated). No member of the Committee, nor any Person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified, held harmless and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination made in good faith, to the extent permitted by applicable law and, in addition, to the extent provided in the Company’s certificate of incorporation and by-laws, as amended from time to time, or under any agreement between any such member and the Company. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee would be entitled to as a matter of law, contract or otherwise.

(c) All decisions made by the Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants.

(d) The acts by members holding a majority of the votes held by members of the Committee at any meeting shall be the acts of the Committee; provided, that, if at any time the Committee is the Board, the acts by members holding a majority the votes held by the members of the Board present at any meeting shall be the acts of the Committee.

3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Options, Restricted Shares or Restricted Share Units under the Plan is 71,065.48, and the Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Up to the full number of Shares available under the Plan may be subject to Incentive Stock Options.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that (i) an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan; (ii) any Restricted Share is canceled, repurchased or forfeited for any reason, that Share will again become available for grant under the Plan or (iii) any Restricted Share Unit is canceled or forfeited for any reason, the Shares associated with such Restricted Share Unit will again become available for grant under the Plan.

(c) Adjustments. In the event that (i) the outstanding Shares are increased or decreased or changed into or exchanged for a different number or kind of Shares or other securities or other equity interests of the Company, whether through merger, consolidation, reorganization, recapitalization, combination or reclassification, stock dividend, stock split-up, or other substitution of securities or other equity interests of the Company, (ii) there is a dividend or distribution (or, following the date on which the Company has any class of securities registered under Section 12 of the Exchange Act, an extraordinary dividend or distribution) by the Company in respect of its capital stock in cash or in property or (iii) the Company issues additional Shares for consideration that is less than the Fair Market Value of the Shares on the date of issuance, the Committee shall (X) determine the appropriate adjustments (if any) to the maximum number and kind of Shares or other securities or other equity interests as to which Awards may be granted under the Plan and (Y) in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any or all Awards, make appropriate adjustments with respect to the number and type of Shares or other securities covered by any or all outstanding Awards, the exercise prices if applicable, the securities or other property to be received upon exercise, if applicable (which may include providing for cash payment in exchange for cancellation of outstanding Awards or providing for cancellation of outstanding Awards without payment (whether in cash or otherwise) in respect thereof) and any other terms of the Awards. Any adjustments made pursuant to this Section 3(c) need not be identical for all Participants or for all classes of Participants, and the Committee’s determination shall be final, binding and conclusive for all purposes of the Plan and each Award Agreement entered into under the Plan. Notwithstanding the foregoing, any adjustments in connection with a Change in Control shall be governed by Section 3(d) and not this Section 3(c). Any adjustments effected pursuant to, and in accordance with, this Section 3(c) shall be done in an equitable manner, as determined in good faith by the Committee.

(d) Change in Control. Except as otherwise provided in the applicable Award Agreement, in the event of a Change in Control, all outstanding Options and unvested Awards (other than Options) shall terminate upon the consummation of the Change in Control, unless provision is made in connection with such transaction, in the sole discretion of the Committee or the parties to the Change in Control, for the assumption or continuation of such Awards by, or the substitution for such Awards with new options or awards of, the surviving, or successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to the such new options and awards, option exercise prices, and other terms of such new options and awards as the Committee or the parties to the Change in Control shall agree. In the event that provision is made in writing as aforesaid in connection with a Change in Control, the Plan and the unvested Awards (other than Options) and unexercised Options theretofore granted or the new awards or options substituted therefor shall continue in the manner and under the terms provided in the Plan, the applicable Awards Agreements, and in such writing. Without limiting the generality of the foregoing or being construed as requiring any such action, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, cause any of the following actions to be taken effective upon or at any time prior to any Change in Control (and any such action may be made contingent upon the occurrence of the Change in Control): (i) cause any or all outstanding Options to become fully vested and immediately exercisable; (ii) cause all outstanding Awards (other than Options) to become non-forfeitable and any restrictions thereon to lapse; and/or (iii) cancel any or all Options upon consummation of the Change in Control by (I) providing the holders of affected Options a reasonable period of time prior to the date of the consummation of the Change in Control to exercise the Options (whether or not they were otherwise exercisable) or (II) providing the holders of affected Options payment (in cash or the same consideration received by the Existing Owner Group) in respect of each Share covered by the Option being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the exercise price of the Option. For the avoidance of doubt, (x) the cancellation of Options pursuant to clause (I) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (y) if the amount determined pursuant to clause (II) of the preceding sentence is zero or less, the affected Option may be cancelled without any payment therefor. Any adjustments effected pursuant to, and in accordance with, this Section 3(d) shall be done in an equitable manner, as determined in good faith by the Committee.

(e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant who holds an Option as soon as practicable prior to the effective date of such proposed transaction and each Participant shall be entitled to exercise the vested portion of such Option prior to the effective time of such dissolution or liquidation. The Committee in its discretion may permit a Participant to exercise the unvested portion of his or her Option prior to such dissolution or liquidation. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such dissolution or liquidation.

4. Eligibility. Employees, directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan. Persons who are not employees of the Company or a Subsidiary are eligible to be granted Awards, but are not eligible to be granted Incentive Stock Options.

5. Options. Options granted under the Plan may be of two types: (a) Incentive Stock Options or (b) Non-Qualified Stock Options. Options may be granted alone, or in addition to other Awards. Any Option granted under the Plan will be in such form as the Committee may from time to time approve. In connection with any grant of Options, the Committee shall designate in the Award Agreements whether the Options granted shall be Incentive Stock Options or Non-Qualified Stock Options and the number of Shares underlying each Option. In the absence of such designation, any Option granted hereunder shall be a Non-Qualified Stock Option. The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share purchasable under each Option will be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of the Share on the date such Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns (actually or constructively under Section 424(d) of the Code) more than ten percent (10%) of the voting power of all classes of shares of the Company or of a Subsidiary (a “Ten Percent Owner”), will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than ten (10) years after the date the Option is granted.

However, any Incentive Stock Option granted to a Ten Percent Owner may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(c) Exercisability. Options will vest and become exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement. If the Committee provides, in its discretion, that any Option is not immediately exercisable in full, the Committee may accelerate the exercisability at any time at or after grant, in whole or in part, based on such factors as the Committee determines, in its sole and absolute discretion.

(d) Method of Exercise. Subject to the exercise provisions under Section 5(c) and the termination provisions set forth in the Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Company (in the form provided by the Company) specifying the number of Shares to be purchased; provided, that, the Company may require that a Participant provide notice of intent to exercise an Option prior to such exercise. Notice of exercise shall be accompanied by payment in full of the exercise price in cash or by check or wire transfer; provided, however, that, in the discretion of the Committee, payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares or other securities of the Company, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued at the aggregate Fair Market Value thereof on the date of such exercise), or (ii) by a reduction in the number of Shares to be issued upon such exercise by that number of Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price in respect of the Shares being purchased, provided that, in either case, the Company is not then prohibited from purchasing or acquiring such Shares; provided, further, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares or by cancellation of any portion of the Option may be authorized only at the time the Option is granted. In accordance with Section 10, any applicable withholding tax in respect of Options, their exercise, or any payment or transfer made under Options or the Plan may be made in the form of cash, Shares, or other property acceptable to the Committee. No Shares will be issued upon exercise of an Option until full payment therefor has been made. Unless otherwise determined by the Committee in its sole and absolute discretion, a Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant (i) has given written notice of exercise, (ii) has paid in full for such Shares, (iii) the Shares in respect of which the Option was exercised have been issued to the Participant, (iv) the name of such Participant shall have been entered as a stockholder of record on the books of the Company, (v) the Participant has executed and become a party to the Stockholders’ Agreement and (vi) if requested, has given the representation described in Section 9(a) hereof.

(e) Incentive Stock Option Limitations. The terms of any Incentive Stock Option granted under the Plan are intended to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder, and the Plan shall be interpreted accordingly. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. Any Option not meeting such limitation will be treated for all purposes as a Non-Qualified Stock Option. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the effective date of the Plan. As a condition of receiving an Incentive Stock Option, any Employee who receives an Incentive Stock Option shall agree to notify the Company in writing immediately upon making a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of (i) two (2) years after the date the Participant was granted the Incentive Stock Option or (ii) one (1) year after the date the Employee acquired Shares by exercising the Incentive Stock Option.

(f) Termination of Employment. Options will be subject to the terms of the Award Agreement with respect to exercise after a Participant’s termination of Employment.

6. Restricted Shares and Restricted Share Units.

(a) Restricted Shares. Restricted Shares may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards. Awards of Restricted Shares shall be subject to the terms and provisions set forth in this Section 6(a).

(i) Award Agreements and Certificates. The Award Agreement (or, if applicable, the subscription agreement) evidencing the grant of any Restricted Shares will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion. Unless otherwise determined by the Committee, the prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement (or, if applicable, the subscription agreement) and a Stockholders Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Shares may, but need not, be zero.

A Share certificate will be issued in connection with each Award of Restricted Shares. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend determined by the Committee or required by the Award Agreement, the Stockholders’ Agreement, or by applicable law:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.”

“IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND VOTING SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JUNE 29, 2010 BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY AND A RESTRICTED SHARE AGREEMENT DATED AS OF [•].”

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an Escrow Agent until the restrictions thereon have lapsed, and as a condition of any Restricted Share Award, the Participant will deliver to the Company a stock power, endorsed in blank, relating to the Shares covered by such Award.

(ii) Restrictions and Conditions. The Restricted Shares awarded pursuant to this Section 6(a) will be subject to the following restrictions and conditions:

(A) During a period commencing with the date of an Award of Restricted Shares and ending at such time or times as specified in the Award Agreement (or subscription agreement, if applicable) (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge (other than a pledge to the Company’s principal lenders as provided in the Award Agreement), assign or otherwise encumber Restricted Shares awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Shares upon the continued Employment of the Participant, the attainment of specified individual or corporate performance goals, a combination thereof or such other factors as the Committee may determine, in its sole and absolute discretion.

(B) Prior to the expiration of the Restriction Period, unless determined otherwise by the Committee in its sole and absolute discretion, the Participant will not entitled to receive any distributions or dividends (other than stock dividends) paid with respect to Restricted Shares and will not be entitled to vote such Restricted Shares that are Shares. A Participant will be entitled to receive any dividends paid in the form of Shares with respect to the Restricted Shares, but such Shares will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period.

(C) The applicable provisions of the Award Agreement (or subscription agreement, if applicable) shall govern the treatment of a Participant’s Restricted Shares upon termination of a Participant’s Employment.

(b) Restricted Share Units. Restricted Share Units may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Share Units may be subject to forfeiture, and all other conditions of such Awards. Awards of Restricted Share Units shall be subject to the terms and provisions set forth in this Section 6(b).

(i) Award Agreements. The Award Agreement evidencing the grant of any Restricted Share Units will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Share Units will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement (unless otherwise determined by the Committee). If Shares are to be issued in settlement of a Restricted Share Unit, unless otherwise determined by the Committee, the prospective recipient of the Shares will not have any rights with respect to such Shares, unless and until such recipient has executed a Stockholders Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

(ii) Restriction and Conditions. The Restricted Share Units awarded pursuant to this Section 6(b) will be subject to the following restrictions and conditions:

(A) Each Restricted Share Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Share Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Share Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Share Unit was granted. The Committee may, at the time a Restricted Share Unit is granted, provide a limitation on the amount payable in respect of each Restricted Share Unit. The Committee may provide for the settlement of Restricted Share Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant has become entitled.

(B) The Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Share Units awarded under the Plan.

(C) The applicable provisions of the Award Agreement shall govern the treatment of a Participant’s Restricted Share Units upon termination of a Participant’s Employment.

7. Amendments and Termination. The Board shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that to the extent necessary under any applicable law, regulation, or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation, or exchange requirement. The rights of a Participant under any Award granted prior to an amendment, suspension, or termination of the Plan shall not be adversely affected by any such action of the Board except upon the consent of the Participant; provided that an amendment to Section 3 of the Plan to increase the number of Shares with respect to which Awards may be granted by the Committee shall not be deemed to adversely affect any Participant.

8. Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to other Awards hereunder.

9. General Provisions.

(a) The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Committee deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

Unless otherwise determined by the Committee, all certificates for Shares or other securities delivered under the Plan will be subject to an applicable Stockholders Agreement, such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding anything herein or in any Award Agreement pursuant to which Awards are granted to the contrary, the Company shall not be required to issue Shares pursuant to the grant of any Award or the exercise of any Option granted under the Plan unless the Company’s counsel has advised the Company that such exercise and issuance comply with all applicable laws including, without limitation, all applicable federal and state securities laws.

(b) Nothing contained in the Plan will prevent the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The adoption of the Plan will not confer upon any director, consultant or employee of the Company or a Subsidiary any right to continued Employment, nor will it interfere in any way with the right of the Company or such Subsidiary to terminate the Employment of any Participant at any time. The terms and conditions of Awards need not be the same with respect to each Participant (whether or not such Optionees are similarly situated).

(d) The Committee will establish such procedures as it deems appropriate Participant to designate a beneficiary to whom any amounts payable in the event of Participant’s death are to be paid.

(e) Except as may otherwise be (i) specifically determined by the Committee with respect to a particular Award and/or (ii) provided in the Award Agreement, no Award will be transferable by the Participant otherwise than by will or by the laws of descent and distribution and all Awards will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

(f) The Plan shall be binding on all successors and assigns of the Company and each Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver in bankruptcy or representative of the Participant’s creditors.

10. Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. If permitted by the Committee at the time of grant of an Award or at any time thereafter, the minimum required withholding obligations may be settled with Shares, including Shares subject to the Award that gives rise to the withholding requirement, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment any kind otherwise due to the Participant.

11. Effective Date of Plan. The effective date of the Plan shall be the date of its adoption by the Board; provided, that, no Incentive Stock Option may be granted unless and until the Plan is approved by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding shares is present, either in person or by proxy, or by the written consent of the holders of a majority of the Company’s outstanding shares.

12. Term of Plan. This Plan will continue in effect until terminated in accordance with Section 7; provided, however, that no Incentive Stock Option will be granted hereunder on or after the tenth (10th) anniversary of the date of adoption of the Plan by the Board; but provided further, that Incentive Stock Options granted prior to such tenth (10th) anniversary may extend beyond that date.

13. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

14. Governing Law. This Plan and all Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

15. Committee Action. Notwithstanding anything to the contrary set forth in this Plan, any all actions of the Committee, as the case may be, taken under or in connection with this Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a) the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

16. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan or an Award Agreement shall be given by personal delivery, by telecopier or similar facsimile means, by registered or certified first-class U.S. mail, return receipt requested and postage prepaid, or by express courier or recognized overnight delivery service, charges prepaid. If directed to the Company, any such notice shall be addressed to the Company’s principal executive office, do the Company’s Secretary, or to such other address, person or telecopier number as the Company may designate from time to time. If directed to a Participant, any such notice or communication shall be addressed to him or her at the address given beneath his or her signature on the applicable Award Agreement, or at such other most recent address of the Participant on file with the Company. Any such notice shall be deemed given: (a) when delivered personally to the recipient; (b) when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means); (c) on the date five days after the date mailed, if sent by registered or certified first-class U.S. mail, return receipt requested and postage prepaid; and (d) when delivered (or upon the date of attempted delivery where delivery is refused), if sent by express courier or recognized overnight delivery service, charges prepaid. Whenever the giving of notice is required pursuant to the provisions of the Plan or an Award Agreement, the giving of such notice may be waived by the party entitled to receive such notice.

17. Other Benefit Plans. All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.